Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15805, 333-45026, 333-62020, 333-106569, and 333-106570) of Aware, Inc. of our report dated February 18, 2020, relating to the consolidated financial statements of Aware, Inc. and its subsidiary, appearing in this Annual Report on Form 10-K of Aware, Inc. for the year ending December 31, 2019.

/s/ RSM US LLP

Boston, Massachusetts

February 18, 2020